Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hill-Rom Holdings, Inc. of our report dated November 13, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Hill-Rom Holdings, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
March 11, 2021